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                                                               EXHIBIT (b)(1)(v)

                       ACTION BY UNANIMOUS CONSENT OF THE

                             BOARD OF DIRECTORS OF

                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY

Pursuant to the authority of Section 141(f) of the General Corporation Law of the State of Delaware, the undersigned, being all of the directors of North American Security Life Insurance Company ("the Company"), do take and adopt the following action by their written consent:

     Authorization for Additional Sub-Accounts of Variable Separate Accounts

                                VARIABLE ACCOUNT

WHEREAS, pursuant to Title 18, Section 2932(a) of the Delaware Code Annotated, as amended, the Company, pursuant to a resolution dated August 24, 1984, established a separate account, designated the NASL Variable Account, and

WHEREAS, the separate account is currently separated into seventeen sub-accounts designated "International Small Cap Trust," the "Small/Mid Cap Trust," the "Growth Trust," the "Equity Trust," the "Investment Quality Bond Trust," the "Money Market Trust," the "Global Equity Trust," the "Pasadena Growth Trust," the "Value Equity Trust," the "Growth and Income Trust," the "Strategic Bond Trust," the "Global Government Bond Trust," the "International Growth and Income Trust," the "U.S. Government Securities Trust," the "Aggressive Asset Allocation Trust," the "Moderate Asset Allocation Trust," the "Conservative Asset Allocation Trust," the "Pacific Rim Emerging Markets Trust," the "Science & Technology Trust," the "Emerging Growth Trust," the "Pilgrim Baxter Growth Trust," the "International Stock Trust," the "Worldwide Growth Trust," the "Quantitative Equity Trust," the "Equity Index Trust," the "Real Estate Securities Trust," the "Value Trust," the "Balanced Trust," the "High Yield Trust," the "Capital Growth Bond Trust," the "Lifestyle Aggressive 1000 Trust," the "Lifestyle Growth 820 Trust," the "Lifestyle Balanced 640 Trust," the "Lifestyle Moderate 460 Trust" and the "Lifestyle Conservative 280 Trust"; be it

RESOLVED, that the Company does hereby divide the separate account to create four additional sub-accounts designated the "Small Company Value Trust," the "Merrill Lynch Special Value Focus Fund," the "Merrill Lynch Basic Value Focus Fund" and the "Merrill Lynch Developing Capital Markets Focus Fund," and it is

FURTHER RESOLVED, that, from time to time, the sub-accounts may be redesignated and the separate account divided to create additional sub-accounts without further action by the Board of Directors of the Company.
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DATED as of the 26th day of September, 1997.



                                       /s/ JOHN D. RICHARDSON
                                       ------------------------------
                                       John D. Richardson


                                       /s/ PETER S. HUTCHISON
                                       ------------------------------
                                       Peter S. Hutchison


                                       /s/ JOHN DESPREZ III
                                       ------------------------------
                                       John DesPrez III